Exhibit 10.3


                          STOCK SUBSCRIPTION AGREEMENT


                                     between

                                MAINECOM SERVICES

                                       and

                                  FIVECOM, INC.


                          dated as of November 22, 1995

                                TABLE OF CONTENTS

ARTICLE I

    SALE AND PURCHASE PRICE................................................... 2
         SECTION 1.1  Sale of Shares.......................................... 2
         SECTION 1.2  Purchase Price.......................................... 2
         SECTION 1.3  Stock Certificate....................................... 2
         SECTION 1.4  Use of Proceeds......................................... 3

ARTICLE II

    DEFINITIONS............................................................... 3
         SECTION 2.1  Certain Defined Terms................................... 3
         SECTION 2.2  Other Definitional Provisions........................... 5

ARTICLE III

    COVENANTS AND OTHER AGREEMENTS BETWEEN THE PARTIES.......................  5
         SECTION 3.1  Operation of the Issuer's Business
                      Pending Closing........................................  5
         SECTION 3.2  Compliance with Laws...................................  6
         SECTION 3.3  Access.................................................  7
         SECTION 3.4  Debt Financing.........................................  7
         SECTION 3.5  No Effect on Maine Agreement...........................  9

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF ISSUER.................................  9
         SECTION 4.1  Financial Statements; Absence of Undisclosed
                      Liabilities............................................  9
         SECTION 4.2  Absence of Material Adverse Changes.................... 10
         SECTION 4.3  Corporate Existence; Compliance with Law;
                      Charter and By-Laws; No Affiliates;
                      Dividends; Capitalization.............................. 10
         SECTION 4.4  Corporate Power; Authorization; Enforceable
                      Obligations............................................ 12
         SECTION 4.5  No Legal Bar........................................... 12
         SECTION 4.6  No Litigation; Legislation............................. 12
         SECTION 4.7  Leases and Other Contracts............................. 12
         SECTION 4.8  No Default............................................. 13
         SECTION 4.9  Real and Personal Property........ .................... 13
                  (a) Real Property.......................................... 13


                                      -ii-



                  (b) Equipment and Other Tangible Personal
                      Property............................................... 13
         SECTION 4.10 Tax Matters............................................ 13
         SECTION 4.11 Engineering Reports.................................... 14
         SECTION 4.12 Pension Plan........................................... 14
         SECTION 4.13 Insurance Policies..................................... 14
         SECTION 4.14 Permits................................................ 14
         SECTION 4.15 No Section 341(f) Consents, or 338 Elections........... 15
         SECTION 4.16 Consents and Permits................................... 15
         SECTION 4.17 Environmental Matters.................................. 15
         SECTION 4.18 Accuracy and Completeness of Information;
                      Full Disclosure of Material Facts...................... 16

ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF BUYER.................................. 17
         SECTION 5.1  Organization, Existence and Authority.................. 17
         SECTION 5.2  Authorization.......................................... 17
         SECTION 5.3  Enforceability......................................... 17
         SECTION 5.4  Investment Representations............................. 17

ARTICLE VI

    BUYER'S CONDITIONS PRECEDENT TO CLOSING.................................. 18
         SECTION 6.1  Continued Truth of Representations and
                      Warranties............................................. 18
         SECTION 6.2  Compliance with All Conditions......................... 18
         SECTION 6.3  Closing Certificate.................................... 19
         SECTION 6.4  Good Standing Certificate; Certified Charter........... 19
         SECTION 6.5  Resolutions of Issuer's Directors
                      and Shareholders; Incumbency Certificate............... 19
         SECTION 6.6  Resignations........................................... 19
         SECTION 6.7  Stock Certificate...................................... 19
         SECTION 6.8  Loan Closing........................................... 19
         SECTION 6.9  Governmental Filings................................... 19
         SECTION 6.10 Actions or Proceedings................................. 20
         SECTION 6.11 Condition of the Issuer................................ 20
         SECTION 6.12 Opinion of Counsel..................................... 20
         SECTION 6.13 Approvals.............................................. 21
         SECTION 6.14 Due Diligence.......................................... 21
         SECTION 6.15 Delivery of Documents.................................. 21
         SECTION 6.16 Employment Contracts and Key Man Insurance............. 21
         SECTION 6.17 Exercise of Warrants and Options....................... 21
         SECTION 6.18 Shareholder Waiver..................................... 21


                                      -iii-



         SECTION 6.19 Increase in Board Size................................. 21
         SECTION 6.20 Northeast Utilities Equity Purchase.................... 22

ARTICLE VII

    ISSUER'S CONDITIONS PRECEDENT TO CLOSING................................. 22
         SECTION 7.1  Continued Truth of Representations
                      and Warranties......................................... 22
         SECTION 7.2  Compliance with All Conditions......................... 22
         SECTION 7.3  Closing Certificate.................................... 22
         SECTION 7.4  Good Standing Certificate: Certified Charter........... 22
         SECTION 7.5  Resolutions of Buyer's Directors
                      and Shareholders: Incumbency Certificate............... 22
         SECTION 7.6  Purchase Price......................................... 23
         SECTION 7.7  Governmental Filings................................... 23
         SECTION 7.8  Actions or Proceedings................................. 23
         SECTION 7.9  Consents............................................... 23
         SECTION 7.10 Opinion of Counsel..................................... 23

ARTICLE VIII

    SURVIVAL AND INDEMNIFICATION............................................. 24
         SECTION 8.1  Reliance............................................... 24
         SECTION 8.2  Survival of Representations and Warranties............. 24
         SECTION 8.3  Issuer's Indemnity..................................... 24
         SECTION 8.4  Buyer's Indemnity...................................... 24

ARTICLE IX

    COVENANTS REGARDING THE SERIES B PREFERRED STOCK......................... 25
         SECTION 9.1  Preemptive Right....................................... 25
         SECTION 9.2  Registration Rights.................................... 26
         SECTION 9.3  Information Rights..................................... 31
         SECTION 9.4  Inspection Rights...................................... 31
         SECTION 9.5  Restrictive Covenants.................................. 32
         SECTION 9.6  Key Man Insurance...................................... 32
         SECTION 9.7  Right of First Refusal................................. 32

ARTICLE X

    GENERAL MATTERS.......................................................... 32
         SECTION 10.1 Amendments and Supplements............................. 32
         SECTION 10.2 Extensions and Waivers................................. 33
         SECTION 10.3 Governing Law; Consent to Jurisdiction;


                                      -iv-

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                       Interpretation........................................ 33
         SECTION 10.4  Notice................................................ 33
         SECTION 10.5  Expenses.............................................. 34
         SECTION 10.6  Break-up Fee.......................................... 34
         SECTION 10.7  No Brokers............................................ 35
         SECTION 10.8  Benefit and Binding Effect............................ 35
         SECTION 10.9  Further Assurances.................................... 35
         SECTION 10.10 Section Headings...................................... 35
         SECTION 10.11 Assignability......................................... 35
         SECTION 10.12 Counterparts.......................................... 35
         SECTION 10.13 Integration........................................... 36

                                LIST OF EXHIBITS
                                ----------------

Exhibit 1.1       Articles of Amendment

Exhibit 1.3       Stock certificate

Exhibit 6.18      Shareholder Waiver Agreement

                                LIST OF SCHEDULES
                                -----------------

Schedule 3.1(k)   Budget

Schedule 3.4(c)   Term sheet for third-party loan

Schedule 4.1(b)   Matters not shown on most recent balance sheet

Schedule 4.2      Material adverse changes

Schedule 4.3(a)   States where foreign qualification might be required

Schedule 4.3(i)   Ownership of stock, options and warrants

Schedule 4.4      Required consents

Schedule 4.7      Contracts; exceptions

Schedule 4.8      Defaults

Schedule 4.9(a)   Additional real estate interests needed; liens

Schedule 4.9(b)   List of equipment, Operational issues and liens on equipment

Schedule 4.13     Insurance policies

Schedule 4.16     Exceptions on consents and permits

Schedule 4.17     Environmental matters

Schedule 6.6      Resigning Directors and Officers

                          STOCK SUBSCRIPTION AGREEMENT

     THIS AGREEMENT, made and entered into as of this 22 day of November, 1995, by and between MaineCom Services, Maine corporation with a principal place of business in Augusta, Maine ("Buyer"), and Fivecom, Inc., a Massachusetts corporation with a principal place of business in Waltham, Massachusetts ("Issuer")

                              W I T N E S S E T H:

     WHEREAS, the Issuer is in the business of designing, financing, constructing, operating, maintaining, managing and marketing a fiber optic transmission system in New England, to be known as the New England Optical Network ("NEON"), all as more particularly described in the Leases (as defined below); and

     WHEREAS, the Issuer has entered into the following agreements (collectively, the "Leases"), among others, in order to obtain rights of way for the initial phase of NEON - - Agreement for the Provision of Fiber Optic Facilities and Services among Northeast Utilities Service Company, The Connecticut Light and Power Company, Western Massachusetts Electric Company, Public Service Company of New Hampshire and FiveCom, Inc. dated September 27, 1994 and a Duct Agreement with The Connecticut Light and Power Company dated as of February 3, 1995;

     WHEREAS, the Issuer is seeking a binding commitment from a financial institution for a loan of at least $25,000,000 (the "Loan"), which amount the Buyer and the Issuer have determined, based on the Issuer's most recent estimates, should be sufficient, when combined with the proceeds of the transaction agreed to in this Agreement, to complete the construction of a high-capacity fiber optic line running from Greenwich, Connecticut to Eliot, Maine (such line running a distance of about 410 miles) which shall be the initial stage of NEON;

     WHEREAS, as set forth in Section 3.4, the terms of the Loan shall be subject to Buyer's written approval as a condition of this Agreement;

     WHEREAS, the Issuer wishes to issue and sell, and Buyer wishes to purchase, on the terms and Subject to the conditions described below, the Series B Convertible Preferred Stock of Issuer;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                             SALE AND PURCHASE PRICE
                             -----------------------

     SECTION 1.1 Sale of Shares. Subject to the other terms and conditions of this Agreement, Buyer hereby agrees to purchase from Issuer and Issuer hereby agrees to create, issue, sell and deliver to Buyer at the Closing (as defined in Section 2.1), 2,025,120 shares (or such other number as is determined as provided in Section 3.4(e)) (the "Shares") of its Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The Series B Preferred Stock shall have the voting powers, designations, preferences, rights and qualifications, limitations and restrictions set forth in the Articles of Amendment to Issuer's Articles of Organization in the form attached hereto as Exhibit 1.1 (the "Articles of Amendment").

     SECTION 1.2 Purchase Price. The total price to be paid to Issuer by Buyer for all of such Shares is Ten Million Dollars ($10,000,000.00).

     SECTION 1.3 Stock Certificate. The Issuer will deliver to the Buyer at the Closing a stock certificate evidencing the Shares, issued in the Buyer's name or in the name of a nominee, in the form attached hereto as Exhibit 1.3. It is understood and agreed that such certificate shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (i) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR (ii) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS SATISFACTORY TO COUNSEL TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. SUCH SECURITIES ARE FURTHER SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE ISSUER'S ARTICLES OF ORGANIZATION, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE UPON A WRITTEN REQUEST DIRECTED TO THE ISSUER'S CLERK."

     SECTION 1.4 Use of Proceeds. The proceeds received by the Issuer from the sale of the Shares shall be used, together with the proceeds from the Loan, to fund the design and construction of a high-capacity fiber optic line running from Greenwich, Connecticut to Eliot, Maine (a distance of about 410 miles) in conformity with the requirements of the Leases, which shall be the initial stage of NEON ("Stage I"), and for working capital purposes which, in the case of pre-Closing commitments for expenditures to be funded from such proceeds, shall be approved in advance by Buyer.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

     SECTION 2.1 Certain Defined Terms. For purposes of this Agreement and the schedules hereto, except as explicitly provided otherwise, the following terms shall have the meanings set forth below:

     "Act" shall be as defined in Section 5.4(a).

     "Articles of Amendment" shall be as defined in Section 1.1.

     "Buyer" shall be as defined in the first paragraph of this Agreement, or its assignee permitted under Section 9.10.

     "CERCLA" shall be as defined in Section 4.17(c).

     "CERCLIS" shall be as defined in Section 4.17(c).

     "Closing" shall mean the closing of the sale of stock described in Article I hereof, which shall take place at the offices of Curtis Thaxter Stevens Broder & Micoleau Limited Liability Company, P.A., One Canal Plaza, Portland, Maine, on January 31, 1996 or at such other time and place as mutually agreed upon by the parties.

     "CMP" shall be as defined in Section 7.2.

     "Code" shall be as defined in Section 4.15.

     "Commission" shall be as defined in Section 9.2(b)(i).

     "Contracts" shall be as defined in Section 4.7.

     "Curtis Thaxter" shall be as defined in Section 10.5(b).

     "Demand Registration" shall be as defined in Section 9.2(b)(i).

     "Hazardous Substance" shall be as defined in Section 4.20(a).

     "Holdback Period" shall be as defined in Section 9.2(c)(i).

     "Issuance" shall be as defined in Section 9.1.

     "Issuer" shall be as defined in the first paragraph of this Agreement.

     "Leases" shall be as defined in the second "Whereas" clause.

     "Lender" shall be as defined in Section 3.4(a).

     "Loan" shall be as defined in the third "Whereas" clause.

     "NEON" shall be as defined in the first "Whereas" clause.

     "Notice" shall be as defined in Section 9.2(b)(i).

     "Oppenheimer" shall be defined as in Section 3.4.

     "Participating Holders" shall be as defined in Section 9.2(e).

     "Permits" shall be as defined in Section 4.14.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Piggyback Registration" shall be as defined in Section 9.2(a)(i).

     "Proposed Registration" shall be as defined in Section 9.2(a)(i).

     "Right" shall be as defined in Section 9.1.

     "Registrable Securities" shall be as defined in Section 9.2(a)(i)

     "RegSec Holders" shall be as defined in Section 9.2(a)(i).

     "Release" shall be as defined in Section 4.17(a).

     "Requirement of Law" as to any Person, shall mean the certificate or articles of incorporation and by-laws or other Organizations or governing documents of such

Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Series B Holders" shall be as defined in Section 9.1.

     "Series B Preferred Stock" shall be as defined in Section 1.1.

     "Shares" shall be as defined in Section 1.1.

     "Stage I" shall be defined as in Section 1.4.

SECTION 2.2 Other Definitional Provisions.

              (a) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms shall have the respective meanings given to them under generally accepted accounting principles in the United States of America in effect from time to time ("GAAP"). To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

              (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. All exhibits, schedules and attachments are incorporated herein as if fully set forth in the body hereof.

              (c) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms. The use of terms in any gender shall apply to any other gender as applicable.

                                   ARTICLE III

               COVENANTS AND OTHER AGREEMENTS BETWEEN THE PARTIES
               --------------------------------------------------

     SECTION 3.1 Operation of the Issuer's Business Pending Closing Except as contemplated by this Agreement and except with the advance written consent of Buyer, which consent shall not unreasonably be withheld, from the date of this Agreement to the Closing, the Issuer covenants that it shall:

              (a) Carry on its business diligently and in substantially the same manner as heretofore and not make or institute any material changes in its business;

              (b) Not grant any increase in salary or pay any bonus to any employee;

              (c) Not enter into any contract or amend any contract to which it is now a party, or waive any rights or release any claims, except in the normal and ordinary course of business;

              (d) Make no commitment for any capital expenditure or sell or voluntarily dispose of any asset, other than in the normal and ordinary course of business;

              (e) Incur no indebtedness for borrowed money or voluntarily subject any assets to any lien, other than the lien for real estate taxes not yet due and payable;

              (f) Keep in effect and undiminished the insurance now in effect on its properties and operations;

              (g) Not amend its articles of organization or by-laws;

              (h) Neither merge, consolidate, liquidate or dissolve, nor declare or pay any dividend, nor redeem any of its capital stock nor make any other direct or indirect payment or other distribution to any shareholder;

              (i) Use reasonable efforts to preserve its business organization intact and unchanged, and to keep its employees and preserve its relationships with its customers;

              (j) Not issue any additional shares of its capital stock or make any change in its authorized or issued shares (the foregoing is not intended to prohibit transfers of issued and outstanding stock); and

              (k) Cause its operations to deviate in any material manner from what was contemplated in producing the budget, a copy of which is attached as Schedule 3.1(k).

     SECTION 3.2 Compliance with Laws. As soon as practicable, each of the parties at its own expense will make any and all filings with any and all governmental agencies which such party is required to make in connection with this Agreement and the transactions contemplated hereby. Each of the parties will also furnish one another such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental agency. Each of the parties will supply one another with copies of all correspondence, filings and communications with any governmental agency or members of such agency's staff with respect to this Agreement or the transactions contemplated hereby.

     SECTION 3.3 Access. From the date hereof and until the Closing, representatives of Buyer shall have the right, in a reasonable manner and at all reasonable times as approved by the authorized representative of Issuer in advance, to visit the premises of the Issuer, and have the right to inspect and otherwise evaluate any design work, equipment, purchase orders, equipment agreements or other document or items relating to NEON, and to inspect, examine and make copies from the Issuer's books, accounts and records and to request and receive from the Issuer information concerning the Issuer's operations and financial condition.

     SECTION 3.4 Debt Financing

         (a) Condition. The Issuer and the Buyer agree that in order to have sufficient funds available to the Issuer to carry out the design, construction and marketing of Stage I, in addition to obtaining the equity capital through the transaction contemplated in this Agreement the Issuer will be required to arrange for debt financing in the amount of at least $25,000,000 (the "Loan") on terms and conditions, and from a lender (the "Lender") acceptable in all respects to Buyer in its sole and absolute discretion.

         (b) Solicitation and Negotiation. Issuer agrees that it will use its best efforts to obtain the Loan on reasonable and competitive terms. Issuer shall consult with Buyer from time to time as appropriate regarding the terms offered by potential Lenders. All expenses incurred by Issuer in connection with the solicitation and negotiation of the Loan, including, without limitation, fees charged by its investment banking advisor, Oppenheimer & Co. ("Oppenheimer"), shall be borne by Issuer, it being intended that such fees be covered under existing agreements for services from Oppenheimer.

         (c) Approval by Buyer. Issuer shall promptly forward to Buyer, and Buyer shall promptly review and consult with Issuer regarding all term sheets, draft commitment letters and draft financing documents regarding the Loan. So long as any such document is (i) from a Lender which is not a party to any of the Contracts or any future contract pursuant to which Issuer obtains the use of rights of way for optical fiber, and (ii) is on terms which are either substantially the some or more favorable to Issuer than those in the term sheet attached as Schedule 3.4(c), Issuer may execute a non-binding commitment letter without Buyer's consent, so long as it forwards a copy to Buyer immediately after execution. Any deviation from either (i) or (ii) above shall require Buyer's prior written consent, which Buyer may withhold in its sole and absolute discretion.

         (d) Lender Equity Interest. In the event that Issuer is required to provide an equity interest in Issuer, in the form of stock warrants or otherwise, to the Lender in order to secure the Loan, it is agreed that (i) the issuance of such equity interest shall be Satisfied from holdings other than the holdings of Buyer, and (ii) any such issuance shall not operate to dilute the 75% interest in Issuer being acquired by Buyer in this transaction.

         (e) Reservation of Equity Interest. By executing this Agreement, Issuer represents and warrants that, except as stated below, it has secured all shareholder and director approvals necessary to make available five percent 5% of the equity of the Issuer after Closing, on a fully-diluted basis, while still issuing 75% of the fully-diluted equity to Buyer hereunder. Such 5% shall be allocated (i) for issuance to the Lender as needed to obtain the Loan, whether such issuance is at the Loan closing or later, pursuant to exercise of warrants or options; and (ii) that should the equity interest necessary to obtain the Loan be less than such five percent (5%), the balance of such holdings shall be available to the Issuer solely for transfer or issuance to the Issuer's management at the discretion of Issuer's Board after Closing as part of a management incentive plan. Such equity shall be made available by some combination of the following: (a) from existing shareholders, in an amount not to exceed twenty percent (20%) of their existing holdings, and (b) from newly-issued stock. While the directors' and shareholders' votes for issuance of shares in addition to those set forth in Exhibit 1.1 have not been held, such votes are consistent with prior directors' and shareholders' votes and Issuer covenants that it will use its best efforts to obtain such votes if necessary. To the extent new stock is issued, the number of shares of Series B Preferred Stock issued to Buyer hereunder shall be increased, without increasing the total purchase price, with the result that such shares represent 75% of Issuer's equity on a fully-diluted basis immediately after the Closing. Any transferring shareholders shall receive any cash proceeds paid by the Lender and/or Issuer's managers for such equity, including those resulting from exercise of any warrants and options. Stock certificates representing all of such holdings referenced in
     (a) above shall be endorsed in blank and delivered by any transferring shareholders to the Issuer at Closing. To the extent that the Lender's rights to equity are pursuant to warrants or options, the shareholders shall retain all rights connected with those shares of stock held to permit exercise of such equity rights, except for (i) rights accruing to the Lender under the terms of such warrants or options and (ii) the right to transfer or encumber such shares.

     SECTION 3.5 No Effect on Maine Agreement. The Issuer and the Buyer executed a letter dated March 15, 1995 agreeing to continue discussions, along the lines contained in a term sheet attached thereto, on entering into a separate agreement on extending NEON further into Maine, and do not intend to affect such agreement, except as specifically provided herein.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ISSUER
                    ----------------------------------------

     The Issuer hereby represents and warrants to the Buyer, as of the date hereof and of the Closing that:

     SECTION 4.1 Financial Statements; Absence of Undisclosed Liabilities.

         (a) Issuer has previously furnished to Buyer (i) true and complete copies of the audited balance sheet of the Issuer as of December 31, 1994, and the audited statements of operations, stockholders' deficit, and cash flows for the year then ended of the Issuer and related notes for the fiscal year ended December 31, 1994, and (ii) the unaudited balance sheet as of September 30, 1995, , and statements of operations and accumulated deficit for the nine-month period then ending compiled by its independent auditors. Issuer will, as soon as possible after they are available, but in any event not more than 45 days after the end of such three-month period, furnish to Buyer the unaudited quarterly balance sheets as of the end of any subsequent quarter ending more than 45 days before the Closing, and statements of operation and accumulated deficit of the Issuer for the three-month periods then ended certified by its treasurer. All audited financial statements required under this Section have been or shall have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and present fairly the financial condition of the Issuer as of the respective dates indicated and the results of their operations for the periods indicated, subject, with respect to interim financial statements, to normal year-end adjustments. The audited statements include the reports with respect thereto by Konevich, Sullivan & Ryan, certified public accountants. Should the Closing take place after January 31, 1996, the Buyer has the right to require audited financial statements for the year ended December 31, 1995 to be provided at Closing in the form described above. The Issuer will also maintain its books, accounts, general ledgers, detailed trial balances, account analyses and other financial records on a timely basis up until the date of the Closing to the best of Issuer's ability.

         (b) Except as shown on Schedule 4.1(b) the Issuer has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the most recent balance sheet of the Issuer referenced in (a) above, except for those (i) that may have been incurred after the date of such balance sheet and (ii) that are not required by GAAP to be included in a balance sheet. All debts, liabilities and obligations incurred after the date of the last balance sheet were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     SECTION 4.2 Absence of Material Adverse Changes. Except as described in
Schedule 4.2, or in any document referenced therein, since the date of the most recent balance sheet referenced in Section 4.1, the Issuer has not:

         (a) Undergone any changes in its financial condition, business or operations, other than changes in the ordinary course of business which have not been in any case, materially adverse to its present or future financial condition; or

         (b) Other than this Agreement, entered into any transaction material to it other than in the ordinary course of business.

     SECTION 4.3 Corporate Existence; Compliance with Law; Charter and By-Laws; No Affiliates; Dividends; Capitalization.

         (a) The Issuer (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) except as shown in Schedule 4.3(a), is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.

         (b) Except as set forth in Section 4.14 hereof, and subject to the qualifications included therein, the Issuer is in full compliance with all applicable Requirements of Law material to its business.

         (c) True and complete copies of the articles of organization, by-laws and minutes of all meetings of shareholders and the directors of the Issuer are contained in its minute books, and copies thereof have been delivered to Buyer.

         (d) The Issuer has no subsidiaries and no affiliates except through its shareholders, and is not a participant in any partnership, limited liability company or joint venture.

         (e) No dividend or other distribution of capital, surplus or profits has been declared or paid by the Issuer since its organization

         (f) The total authorized stock of the Issuer as of the date hereof consists of (i) 1,800,000 shares of common stock, $.01 par value per share, of which 569,140 shares are validly issued and outstanding, fully paid and non-assessable and are not owned or held in violation of any preemptive rights, and (ii) 200,060 shares of Series A Convertible Preferred Stock, $.01 par value per share, of which 105,900 shares are validly issued and outstanding, fully paid and non-assessable and are not owned or held in violation of any preemptive rights. In addition, there are warrants to purchase up to 22,887 shares of Common Stock and employee stock options to purchase up to 8,000 shares of Common Stock outstanding; of these, warrants to purchase up to 22,887 shares and employee stock options to purchase up to 8,000 shares will be satisfied or exercised out of the holdings of current holders of Common Stock or in such other manner as is satisfactory to Buyer at or before Closing. If satisfied out of the holdings of current holders, such holders shall receive any proceeds resulting from exercise of such warrants and options. Except as set forth in Schedule 4.3(i), there are no other outstanding options, warrants, calls, commitments, arrangements, rights or agreements of any character to purchase or otherwise acquire from the Issuer, at any time or upon the happening of any stated event any shares of the capital stock of the Issuer. No shares of the stock of the Issuer are held as treasury shares. Issuer has the right to issue the Shares to Buyer, free and clear of all claims, liabilities, pledges, liens, charges and encumbrances of any kind.

         (g) The Shares, when issued and delivered by the Issuer and paid for by the Buyer pursuant to the terms of this Agreement, will be duly authorized and validly issued to the Buyer with no personal liability attaching to the ownership thereof, will be fully paid and non-assessable, will not have been issued in violation of any preemptive rights, will be free and clear of all liens, encumbrances and claims, and will have the rights set forth in the Articles of Amendment.

         (h) Immediately after the Closing, the Shares will constitute 75% of the issued and outstanding capital stock of the Issuer, on a fully diluted basis, assuming the exercise of all options and warrants and the conversion of all Series A Convertible Preferred Stock.

         (i) The capital stock, options and warrants of the Issuer on the date hereof are owned by the Persons in the numbers listed on Schedule 4.3(i) hereto.

     SECTION 4.4 Corporate Power; Authorization; Enforceable Obligations Except as set forth in Section 3.4(e), upon approval by its shareholders as required by law, the Issuer shall have the corporate power and authority to make, deliver and perform this Agreement and all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other transactions contemplated herein has been taken. Except as provided on-Schedule 4.4, no consent or authorization of, or filing with or other act by or in respect of any party (including, without limitation, any governmental authority), is required in connection with (1) the execution, delivery or performance by the Issuer of this Agreement or the other transactions contemplated herein, (2) the validity or enforceability against the Issuer of this Agreement or (3) the financing, construction, operation and maintenance of NEON. This Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except in each case as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 4.5 No Legal Bar. Except as referenced in Section 4.16 below and
Schedule 4.16 and as disclosed in Section 3.4(e), the execution, delivery and performance of this Agreement and the other transactions contemplated herein by the Issuer and the consummation of the transactions contemplated herein will neither violate any Requirement of Law or any contractual obligation of the Issuer nor result in the creation of a lien, security interest, claim or encumbrance upon any property or asset of the Issuer.

     SECTION 4.6 No Litigation; Legislation.

         (a) No litigation, investigation or proceeding of or before any arbitrator or any court or other governmental authority is pending or, except as referenced on Schedule 4.2, threatened against Issuer, or against its properties or revenues which, if adversely determined, and

         (b) To the best of Issuer's knowledge, no legislation or regulation has been proposed which, if enacted or promulgated,

would have a material adverse effect on (i) the ability of the Buyer or the Issuer to consummate the transaction contemplated herein or (ii) on the business, operations, financial or other condition or prospects of the Issuer. The Issuer is not in violation of, or in default with respect to, any judgment, order, writ, injunction, decree or rule of any court, arbitrator, administrative agency or governmental authority.

     SECTION 4.7 Leases and Other Contracts. The Issuer is not bound by any contract or agreement except the agreements listed on Schedule 4.7 (the

"Contracts"). The Issuer has heretofore provided Buyer with current copies of the Contracts (including all exhibits, schedules and disclosure letters referred to in any such documents, or delivered pursuant to any such documents, if any) and all amendments to any such documents, waivers relating to any such documents and other side letters or agreements affecting the terms of any such documents. Assuming the due execution by the other parties thereto, such documents have been duly executed and delivered by the parties thereto and will be in full force and effect as of Closing. Except as set forth on Schedule 4.7, the following representations and warranties will each be true and correct in all material respects as of Closing except that representations and warranties made as of a specific date will be true and correct in all material respects as of such date: (a) those of the Issuer in the Leases, and (b) to the best of Issuer's knowledge, (i) those of the other parties thereto in the Leases and
(ii) those of the Issuer and the other parties thereto in the other Contracts.

     SECTION 4.8 No Default. Except as set forth on Schedule 4.8, the Issuer is not in default under or with respect to any contractual obligation owed to any party.

     SECTION 4.9 Real and Personal Property.

         (a) Real Property. Except as described in Schedule 4.9(a), the real property made available under the Leases constitutes all land necessary for construction, operation and maintenance of Stage I as currently contemplated and includes all necessary related rights, including, without limitation, easements of access and rights to connect branch lines, and all easements and other rights necessary for the construction, operation and maintenance of Stage I. Except as set forth in Schedule 4.9(a) the interests of the Issuer under the Leases are free and clear of any liabilities, liens, claims or encumbrances, subject to such liens or encumbrances as may be granted to secure the Loan.

         (b) Equipment and Other Tangible Personal Property. Schedule 4.9(b) to this Agreement is a complete and accurate list describing and specifying all the principal items of machinery, equipment, and all other tangible personal property owned by, in the possession of, or used by the Issuer. All such property has been properly maintained in good repair, and the Issuer knows of no material defects or extraordinary operating expense requirements therein, except as described in Schedule 4.9(b), and all items of machinery or equipment are operational and will be in good operating condition at the Closing date. Except as described in Schedule 4.9(b), none of the property listed on Schedule 4.9(b) is subject to any lien, claim or other encumbrance.

     SECTION 4.10 Tax Matters. Issuer has timely filed all federal, state and local tax returns which it is required to file and any returns not filed as of the date hereof shall be filed before the Closing. Issuer has paid all taxes, interest, penalties and assessments which have become due as shown on such returns or which have been claimed due. Such returns and the income reported therein have been properly and accurately compiled and completed in accordance with applicable law and generally accepted accounting methods and principles, and present fairly the income, deduction, credit, and other information required to be reported thereby. There are no present disputes as to taxes of any nature payable by the Issuer relating to its tax returns, no tax lien has been filed, and no notices of deficiency or other claims by any taxing authority have been received by the Issuer as to taxes of any nature payable by the Issuer relating to the tax returns of the Issuer, except as to matters which have been heretofore resolved.

     SECTION 4.11 Engineering Reports. True and complete copies of each of the following have been provided to Buyer - - (a) all engineering reports and other reports prepared by consultants relating to NEON prepared by or on behalf of the Issuer and (b) all such reports of which Issuer has knowledge and which were prepared by others, including but not limited to Northeast Utilities.

     SECTION 4.12 Pension Plan. The Issuer has not had in the past and currently has no pension or profit-sharing plan for any of its employees.

     SECTION 4.13 Insurance Policies. Schedule 4.13 to this Agreement is a description of all insurance policies held by the Issuer concerning its business and property, showing the respective principal amounts of each policy. All premiums due on such policies have been paid and the Issuer has received no notice of cancellation or non-renewal relating to any of such policies. The Issuer is in full compliance with the insurance requirements of the Lease from Northeast Utilities. The Issuer has, since October 21, 1994 maintained and now maintains (a) insurance on all of its assets and business of a type customarily insured in its industry, covering property damage and loss of income, and (b) commercially acceptable levels of insurance protection against all liabilities, claims, and risks against which it is customary to insure in its industry.

     SECTION 4.14 Permits. Except as set forth on Schedule 4.14, the Issuer has obtained all governmental approvals, permits and licenses or exemptions from licensing required and applicable to its business and Stage I whether from the federal or any state or local government or governmental agency (the "Permits"), to the extent that such Permits are issuable at the present stage of Stage I development. None of the Permits has expired. No amendment or modification to any of the Permits is presently required. Except for the property rights set forth in Schedule 4.9(a), Northeast Utilities has acquired all property rights necessary for operation of Stage I under each Permit and effectively transferred such rights to the Issuer via the Leases. Except as set forth in Schedule 4.14, the Issuer is in full compliance with the Permits, has satisfied or completed all conditions and orders contained in or related to the Permits, and is in full compliance with all laws and regulations, judgments, orders, writs, injunctions, decrees or rules of any court, administrative agency or governmental authority which apply to the conduct of the Issuer's business. Issuer has received no notice, formal or informal, of any additional requirements which may be added to the Permits in the future, and Issuer has no reason to believe, based on facts existing on the date hereof, that any such requirements will be imposed in the future. Except as set forth on
Schedule 4.14, neither the execution by Issuer of this Agreement, nor the consummation of the transactions contemplated hereby including, without limitation, entering into the Loan, will affect the validity of any of the Permits, and no consent of any governmental authority is required in connection with the transactions contemplated hereby.

     SECTION 4.15 No Section 341(f) Consents, or 338 Elections. The Issuer has not at any time consented to have the provisions of Section 341(f) (collapsible corporations) of the Internal Revenue Code of 1986 (the "Code") applied to it, nor has it made an election under Section 338 (step-up in basis) of the Code.

     SECTION 4.16 Consents and Permits. Except as set forth on Schedule 4.16, the Issuer has determined, after due inquiry, (a) that all consents described in Sections 3.2 and 6.13 or otherwise necessary for Closing may be obtained before the Closing and that no steps to be taken pursuant to this Agreement before such consents are received shall cause a default under any of the applicable documents or Permits, and (b) that all permits referenced on Schedule 4.14 and not yet obtained will be obtained in due course.

     SECTION 4.17 Environmental Matters.

         (a) Except as disclosed on Schedule 4.17, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Issuer, after due inquiry, threatened by any governmental authority or other third party with respect to any generation, treatment, storage, recycling, transportation or disposal or release, all as defined in 42 USC ss. 9601(22) ("Release"), of any toxic, caustic or otherwise hazardous substance, including without limitation, petroleum, its derivatives, by-products and other hydrocarbons, solid waste, contaminants, polychlorinated biphenyls, paint containing lead, urea formaldehyde, foam insulation and discharge of sewage or effluent, whether or not regulated under Federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the Issuer's operations or business, or located at any property, of the Issuer.

         (b) Except as disclosed on Schedule 4.17, (i) neither the Issuer nor, to the best of its knowledge, any third party have placed, held, located or disposed of any Hazardous Substance on, under or at any property now or previously owned or leased by the Issuer, and none of such properties has been used (whether by the Issuer or, to the best of its knowledge, by any third party) as a dump site or storage (whether permanent or temporary) site for any Hazardous Substance; (ii) no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by the Issuer; (iii) no asbestos is or has been present at any property now or previously owned or leased by the Issuer; (iv) there are no underground storage tanks which have been used to store or have contained any Hazardous Substance, active or abandoned, at any property now or previously owned or leased by the Issuer; (v) no Hazardous Substance has been Released at, on or under any property previously owned or leased by the Issuer; and (vi) no Hazardous Substance has been Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Issuer.

         (c) The Issuer has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Liability System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

         (d) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Issuer; no property now or previously owned or leased by the Issuer is listed or, to the knowledge of the Issuer, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or any similar state list of sites requiring investigation or clean-up.

         (e) There are no environmental liens on property owned or leased by the Issuer, and no actions by any governmental authority have been taken or are in process which could subject any of such properties to such liens.

     SECTION 4.18 Accuracy and Completeness of Information; Full Disclosure of Material Facts. All information, reports and other papers and data with respect to the Issuer (other than projections) furnished to Buyer by the Issuer, or on behalf of the Issuer, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give Buyer a true and accurate knowledge of the subject matter. All projections with respect to the Issuer furnished by the Issuer, as supplemented, were prepared and presented in good faith on a reasonable basis by the Issuer, it being recognized by Buyer that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No document furnished or statement made in writing or otherwise to Buyer by the Issuer in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to Buyer. Issuer has made a full disclosure to Buyer of all material facts relating to the condition of the Issuer, taking into account the information in the Schedules to this Agreement.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer represents and warrants to Issuer as follows:

     SECTION 5.1 Organization, Existence and Authority. Buyer is standing under the laws of the State of Maine. Buyer is a wholly-owned subsidiary of Central Maine Power Company. Buyer has the corporate power and authority to own its properties and carry out its business as now being conducted.

     SECTION 5.2 Authorization. This Agreement and the agreements entered into or undertaken in connection with the transactions contemplated hereby have been July authorized by all necessary corporate action.

     SECTION 5.3 Enforceability. This Agreement and all other agreements entered into or undertaken in connection with the transactions contemplated by this Agreement constitute the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 5.4 Investment Representations.

         (a) The Buyer has been informed and understands that it must bear the economic risk of the investment in the Shares for an indefinite period because the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and cannot be resold unless they are so registered or an exemption from registration is available under both state and federal law. The Buyer acknowledges that it is able to bear the economic risk of such investment and it does not presently have reason to anticipate any occasion or event which would cause any adverse change in its circumstances necessitating that it sell or distribute all or any part of the Shares.

         (b) The Shares will be acquired by the Buyer for its own account for investment and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Shares; the Buyer is not acting as an underwriter or conduit for sale to the public of unregistered securities, directly or indirectly, on behalf of the Issuer with respect to the Shares.

         (c) The Buyer is an "accredited investor" within the meaning of Rule 501(a) under the Act, and understands that the Issuer has relied upon the Buyer being an accredited investor in deciding to proceed with the transactions contemplated herein.

         (d) The Buyer has reviewed the representations concerning the Issuer contained in this Agreement, and has made such inquiry as Buyer has desired concerning the Issuer, its business, assets, liabilities, prospects, risks and personnel. The Buyer's payment of the purchase price for the Shares will constitute acknowledgment that officers of the Issuer have made available to the Buyer any and all written information which the Buyer has requested and have answered inquiries made by the Buyer.

                                   ARTICLE VI

                     BUYER'S CONDITIONS PRECEDENT TO CLOSING

                     ---------------------------------------

     The obligations of Buyer under this Agreement are subject to the fulfillment of each of the following conditions precedent, each of which may be waived in writing at the discretion of Buyer. In the event of nonfulfillment of any of the following conditions precedent, Buyer may either waive fulfillment in writing, postpone the Closing until the condition is satisfied, elect to seek specific performance by Issuer, or cancel this Agreement and seek appropriate damages.

     SECTION 6.1 Continued Truth of Representations and Warranties. The representations and warranties of the Issuer in this Agreement shall be true at and as of the Closing as though such representations and warranties were made on and as of such date, except for changes permitted by the terms of this Agreement, and Issuer shall deliver a certificate so stating.

     SECTION 6.2 Compliance with All Conditions. Issuer shall have complied with all covenants and conditions required by this Agreement and by the Loan Agreement between Central Maine Power Company and Issuer of even date herewith, and shall have delivered to Buyer all documents, reports, or statements required to be delivered hereunder.

     SECTION 6.3 Closing Certificate. The Issuer shall have executed and delivered to Buyer a certificate of its president, dated the date of Closing, certifying that the conditions contemplated by Sections 6.1 and 6.2 have been satisfied.

     SECTION 6.4 Good Standing Certificate; Certified Charter. The Issuer shall deliver (a) a certificate of its legal existence and good standing issued by, and (b) a copy of its articles of organization and all amendments thereto certified by, the Secretary of the Commonwealth of Massachusetts.

     SECTION 6.5 Resolutions of Issuer's Directors and Shareholders; Incumbency Certificate. Issuer shall deliver copies of resolutions of the Board of Directors and shareholders of the Issuer authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, including the reservation of a sufficient number of the authorized but unissued shares of Common Stock of the Issuer to permit conversion of the Shares, certified by its clerk or assistant clerk, who shall also certify the incumbency and signatures of the Issuer's officers who sign any documents in this transaction.

     SECTION 6.6 Resignations. The Issuer shall deliver resignations of the directors and officers listed on Schedule 6.6, effective as of the date of the Closing.

     SECTION 6.7 Stock Certificate. The Issuer shall deliver a stock certificate evidencing ownership of the Shares as provided in Section 1.3 hereof.

     SECTION 6.8 Loan Closing. The Issuer shall close on the Loan, as contemplated in Section 3.4; such closing may take place simultaneously with the Closing. This condition shall be deemed satisfied when (a) there is an initial draw-down on the Loan to the extent of funds previously expended by or then due from the Issuer, and (b) the only conditions remaining to receiving full funding thereunder shall be the normal requirements for periodic construction loan disbursements; i.e. there shall be no remaining conditions to closing.

     SECTION 6.9 Governmental Filings. The following shall have occurred:

         (a) The Articles Amendment shall have been accepted for filing by the Massachusetts Secretary of State, and

         (b) Any filing required to exempt the transactions described herein from the registration requirements of the Maine "blue sky" laws shall have been made at least ten (10) days before the Closing, and no adverse comments shall have been received from the Maine Securities Administrator.

     SECTION 6.10 Actions or Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened against the Issuer, or any of the other parties to this Agreement, with respect to this Agreement or any transactions provided for herein which may have an adverse effect on the business, assets or prospects of the Issuer or any affiliate, taken as a whole, or on the transactions provided for herein, as determined in the sole and absolute judgment of Buyer.

     SECTION 6.11 Condition of the Issuer. Neither the business nor assets of the Issuer shall have been adversely affected or changed, as determined in the sole and absolute judgment of Buyer.

     SECTION 6.12 Opinion of Counsel. Buyer shall have received an opinion from Hale and Dorr, counsel for Issuer, in form and substance satisfactory to Buyer's counsel and to the effect that:

         (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and corporate authority to own or lease its properties, carry on its business as now being conducted, enter into this Agreement, and carry out the other transactions contemplated hereby.

         (b) The Shares have been duly authorized and validly issued to the Buyer with no personal liability attaching to the ownership thereof, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are free and clear of all liens, encumbrances and claims other than those resulting from any action by the Buyer with respect or relating to the Shares.

         (c) This Agreement has been duly executed and delivered by Issuer and all corporate action required in order to effect the transactions contemplated hereby has been taken, And this Agreement constitutes a valid and binding obligation of Issuer enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting creditors' rights or the relief of debtors generally, and (ii) the application of general principles of equity and the availability of specific performance in any instance.

         (d) The execution, delivery and performance by the Issuer of this Agreement and the consummation of the transactions hereunder does not require the approval or consent of any governmental authority (other than those required as a condition to Closing) and will not result in any violation of the articles of organization or by-laws of the Issuer or any applicable statute, law, regulation, or to such counsel's knowledge, any order or decree of any court or any governmental agency or conflict with or result in a breach or termination of or constitute a default under any agreement or other instrument to which the Issuer is a party.

         (e) Each Lease was validly entered into by the Issuer and, to such counsel's knowledge, is in full force and effect.

     SECTION 6.13 Approvals. All consents of third parties and all governmental approvals necessary for the transactions described herein shall have been received, on terms acceptable to the Buyer, in its sole and absolute discretion.

     SECTION 6.14 Due Diligence. 'The Buyer shall have completed to its sole and absolute satisfaction its due diligence investigation and review of the Issuer and its assets and business.

     SECTION 6.15 Delivery of Documents. All documents required under Sections 4.1(a) (financial statements), 4.3(c) (copies of corporate books), 4.7 (Contracts), and 4.10 (tax returns) shall have been delivered to Buyer.

     SECTION 6.16 Employment Contracts and Key Man Insurance. The Issuer shall have entered into new employment contracts, on terms satisfactory to Buyer, in its sole and absolute discretion, with Victor Colantonio and Michael A. Musen. The Issuer shall have obtained and shall thereafter maintain, at least $1,000,000 in "key man" life insurance on the lives of Victor Colantonio and Michael A. Musen on terms and from carriers satisfactory to Buyer, in its sole and absolute discretion.

     SECTION 6.17 Exercise of Warrants and Options. The exercise of warrants and options referenced in Section 4.3(f) shall have been completed, or arrangements reasonably satisfactory to Buyer shall have been made such that for each share of capital stock covered by any of such warrants or options which remain outstanding, the Issuer holds certificates for a share of capital stock owned as of the date hereof by an existing shareholder.

     SECTION 6.18 Shareholder Waiver. Buyer shall have received a waiver agreement, in the form of Exhibit 6.18 hereto, executed by each shareholder of the Issuer.

     SECTION 6.19 Increase in Board Size. The Issuer shall have taken all steps required under Massachusetts law and the Issuer's organizational documents to increase the size of its board of directors and otherwise to allow Buyer, immediately after the Closing, to elect up to 75% of the directors.

     SECTION 6.20 Northeast Utilities Equity Purchase and Oppenheimer Warrants. Issuer and its existing shareholders shall have taken such steps as are reasonably necessary so that the acquisition by Northeast Utilities of up to 9.9% of Issuer's fully diluted post-Closing equity and warrants issued to Oppenheimer shall' not reduce below 75% Buyer's equity interest (on a fully diluted basis) in Issuer as represented by the Shares.

                                   ARTICLE VII

                    ISSUER'S CONDITIONS PRECEDENT TO CLOSING
                    ----------------------------------------

     The obligations of Issuer under this Agreement are subject, at the Closing, to the fulfillment of the following conditions precedent, each of which may be waived in writing at the discretion of Issuer.

     SECTION 7.1 Continued Truth of Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true at and as of the Closing as though such representations and warranties were made on and as of such date.

     SECTION 7.2 Compliance with All Conditions. Buyer shall have complied with all covenants and conditions required by this Agreement and Central Maine Power Company ("CMP") shall have complied with all covenants and conditions required by the Loan Agreement between CMP and Issuer of even date herewith, and shall have delivered to Issuer all documents, reports, or statements required to be delivered hereunder.

     SECTION 7.3 Closing Certificate. The Buyer shall have executed and delivered to Issuer a certificate of its president, dated the date of Closing, certifying that the conditions contemplated of Buyer by Sections 7.1 and 7.2 have been satisfied.

     SECTION 7.4 Good Standing Certificate: Certified Charter. The Buyer shall deliver (a) a certificate of its legal existence and good standing issued by, and (b) a copy of its articles of incorporation and all amendments thereto certified by, the Secretary of the State of Maine.

     SECTION 7.5 Resolutions of Buyer's Directors and Shareholders: Incumbency Certificate. Buyer shall deliver copies of resolutions of the Board of Directors of the Buyer authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its clerk or assistant clerk, who shall also certify the incumbency and signatures of the Buyer's officers who sign any documents in this transaction.

     SECTION 7.6 Purchase Price. At the Closing Buyer shall deliver to Issuer the purchase price called for by Article I of this Agreement.

     SECTION 7.7 Governmental Filings. The following shall have occurred:

         (a) The Articles Amendment shall have been accepted for filing by the Massachusetts Secretary of State, and

         (b) Any filing required to exempt the transactions described herein from the registration requirements of the Maine "blue sky" laws shall have been made at least ten (10) days before the Closing, and no adverse comments shall have been received from the Maine Securities Administrator.

     SECTION 7.8 Actions or Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened against the Issuer, or any of the other parties to this Agreement, with respect to this Agreement or any transactions provided for herein which may have an adverse effect on the business, assets or prospects of the Issuer or any affiliate, taken as a whole, or on the transactions provided for herein.

     SECTION 7.9 Consents. All requisite consents and approvals of third parties shall have been received.

     SECTION 7.10 Opinion of Counsel. Issuer shall have received an opinion from Curtis Thaxter Stevens Broder & Micoleau Limited Liability Company, P.A., counsel for Buyer, in form and substance satisfactory to Issuer's counsel, and to the effect that:

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has all requisite power and authority to own its properties, carry on its business as now being conducted and enter into this Agreement and carry out the transactions contemplated hereby;

         (b) This Agreement has been duly authorized, executed and delivered by Buyer, all corporate action by Buyer required in order to effect the transactions contemplated hereby has been taken and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting creditors' rights or the relief of debtors generally, and (ii) the application of general principles of equity and the availability of specific performance in any instance; and

         (c) The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions hereunder will not result in any violation of the Articles of Incorporation or By-Laws of Buyer, or any applicable statute, law, regulation, order or, to such counsel's knowledge, any decree of any court or any governmental agency (other than the Securities Act of 1933, as amended, or the securities or blue sky laws of any state other than the State of Maine, as to which no opinion is expressed) or conflict with or result in a breach or termination of or constitute a default under any agreement or other instrument to which Buyer is a party.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     SECTION 8.1 Reliance. The parties hereto mutually agree that, notwithstanding any right of any party or parties to this Agreement to investigate the affairs of any other party or parties to this Agreement, the party or parties having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party or parties contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party of parties or pursuant to this Agreement.

     SECTION 8.2 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties hereto made in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties and shall remain in full force and effect after the Closing. The representations made in Sections 4.1 through 4.8, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.18 shall terminate 12 months after Buyer shall have received the first annual audit report from Issuer's independent certified public accountants after the Closing.

     SECTION 8.3 Issuer's Indemnity. Issuer hereby agrees to indemnify and hold harmless Buyer, against and in respect to any losses, damages, claims and expenses (including, without limitation, reasonable attorneys' fees) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Issuer under this Agreement or from any misrepresentation in or omission from any Schedule, certificate or other document or instrument furnished by the Issuer pursuant to this Agreement. The obligations of the Issuer under this Section 8.3 shall survive redemption, repurchase, transfer or exchange of the Shares.

     SECTION 8.4 Buyer's Indemnity. Buyer hereby agrees to indemnify and hold harmless Issuer, against and in respect to any losses, damages, claims and expenses (including, without limitation, reasonable attorneys' fees) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement or from any misrepresentation in or omission from any Schedule, certificate or other document or instrument furnished by the Buyer pursuant to this Agreement. The obligations of the Buyer under this Section 8.4 shall survive redemption, repurchase, transfer or exchange of the Shares.

                                   ARTICLE IX

                COVENANTS REGARDING THE SERIES B PREFERRED STOCK
                ------------------------------------------------

     The following covenants shall inure to the benefit of all holders of the Series B Preferred Stock, including but not limited to the Buyer, for so long as any shares of Series B Preferred Stock remain outstanding, notwithstanding any other provision of this Agreement.

     SECTION 9.1 Preemptive Right. The Issuer shall not issue additional shares of common or preferred equity of the Issuer or securities of the Issuer convertible into or exchangeable for common or preferred equity or sell any such securities held by the Issuer (collectively an "Issuance") unless, within 30 days following such Issuance, the Issuer notifies the holders of all outstanding shares of Series B Preferred Stock (the "Series B Holders") in writing of the Issuance and grants to the Series B Holders the right (the "Right"), subject to the limitations set forth below, to subscribe for and purchase additional shares of common or preferred equity, at the same price and on the same terms as reflected in the Issuance, such that upon exercise of that Right the Series B Holders will own the same voting and economic interest in the Issuer as held by them before the Issuance. The Issuer shall prior to any Issuance, reserve a sufficient number of authorized but unissued or treasury shares of common or preferred equity, for issuance pursuant to the Right. The Right shall be exercisable by the Series B Holders or their assignee or assignees for a period of 30 business days after receipt of written notice from the Issuer of the Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur within 14 days after receipt of said notice. The Right shall not apply to any shares issued (i) to employees, officers or directors pursuant to plans approved by the Board; (ii) in connection with mergers and acquisitions; (iii) in amounts less than $500,000 in any single transaction where the purchase price is not less than the applicable Conversion Price per share, provided that the aggregate amount of all such transactions shall not exceed $1,000,000; or (iv) pursuant to a public offering. This right shall terminate as to each share of Series B Preferred Stock upon its conversion into Common Stock.

     SECTION 9.2 Registration Rights.

         (a) Piggyback Registration Rights.
             ------------------------------

             (i) Right to Piggyback. Whenever the Issuer proposes to register any shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act of 1933, as amended (the "Act") for its own account or the account of others (a "Proposed Registration"), the Issuer will give prompt written notice to the holders (the "RegSec Holders") of all shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock ("Registrable Securities") of its intention to effect such a registration, which notice will specify among other things the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to Section 9.2(a)
                  (ii) below, include in such Proposed Registration (as a "Piggyback Registration"), all Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 30 business days after receipt of the Issuer's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Issuer and offered to the public pursuant to this
                  Section 9.2 on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of such shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) to be sold by the Issuer or by the person selling under such Proposed Registration.

             (ii) Priority on Piggyback Registrations. If the managing
                  underwriter or underwriters advise the RegSec Holders in writing that in its or their opinion, the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included in Section 9.2(a) (i) above) will affect the success of such offering in a materially adverse manner, the Issuer will include in such registration the number of Registrable Securities, if any, which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) which the Issuer proposes to sell, and (ii) second, on a pro rata basis, the Registrable Securities requested to be included in such registration by the RegSec Holders.

            (iii) Selection of Underwriters. The Issuer will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and which will be reasonably acceptable to RegSec Holders holding a majority of the Registrable Securities to be registered in such Piggyback Registration.

         (b) Demand Registration Rights.

            (i)  Right to Demand by RegSec Holders. After the earlier of (A)
                   the fourth (4th) anniversary of the Closing or (B) such time as at least 180 days have elapsed following the effective date of a registered underwritten offering of the Issuer's Common Stock, RegSec Holders holding at least 50% of Registrable Securities may make a written request to the Issuer for registration with the U.S. Securities and Exchange Commission (the "Commission") under and in accordance with the provisions of the Act of all or part of its Registrable Securities (a "Demand Registration"), so long as the anticipated aggregate net offering price is at least $10,000,000. Within 10 days after receipt of such a request, the Issuer will serve written notice (the "Notice") of such registration request to all other RegSec Holders and the Issuer will include in such registration Registrable Securities of such other RegSec Holders with respect to which the Issuer has received written request for inclusion therein within 30 business days after the date of sending of the Notice. All requests made pursuant to this Subsection 9.2(b)
                   (i) will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

            (ii) Reduction of Shares in Demand Registration. If the managing underwriter or underwriters advise the RegSec Holders in writing that in its or their opinion, the number or kind of securities proposed to be sold in such Demand

                   Registration will affect the success of such offering in a materially adverse manner, the Issuer will include in such registration the number of Registrable Securities, if any, which, in the opinion of such underwriter or underwriters can be sold. The number of Registrable Securities to be included in such registration for each requesting RegSec Holder shall then be reduced pro rata to such number.

           (iii) Number of Demand Registrations. The RegSec Holders shall be entitled to one Demand Registration; provided that if the underwriters shall have reduced the number of shares that are requested to be registered by 25% or more in the first Demand Registration, and if such registration is the initial public offering of the Issuer's securities, the RegSec Holders will thereafter be entitled to one more Demand Registration.

            (iv) Selection of Underwriters. The person initiating such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, who shall be reasonably satisfactory to the Issuer, and the Issuer shall have the option to select a co-managing underwriter, who shall be reasonably satisfactory to the person initiating such registration, and counsel to the underwriters, who shall be reasonably satisfactory to both the managing underwriters and the person initiating such registration.

        (c) Restrictions on Public Sale.
            ----------------------------

            (i) Public Sale by Holders of Registrable Securities. Each RegSec Holder, if requested by the managing underwriter or underwriters for any underwritten Piggyback Registration or Demand Registration in which such RegSec Holder is not participating, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act, during a period (the "Holdback Period") of the five business days before, and the 90-day period (or such shorter time as may be agreed to) beginning on, the effective date of such actual or attempted Piggyback Registration or Demand Registration (except as part of such actual or attempted Piggyback Registration or Demand Registration) or such earlier time as all the shares of Common Stock included in such registration statement have been disposed of pursuant thereto; provided that there shall not be more than one Holdback Period in any 6-month period.

            (ii) Public Sale by the Issuer and Others. If requested by the managing underwriter or underwriters for any underwritten Piggyback Registration or Demand Registration, the Issuer will (A) not effect any public sale or distribution of its Common Stock for its own account (or securities convertible into or exchangeable or exercisable for Common Stock) during the 10 business days prior to, and during the 90-day period beginning on, the effective date of such Piggyback Registration or Demand Registration (except as part of such registration or pursuant to registrations on Forms S-4, S-8, or any successor form to such forms) and with respect to any Demand Registration the Issuer will not effect any such sale or distribution during the period commencing on the date of filing such Demand Registration and ending on the sixtieth day following the effective date of such Demand Registration, and (B) use reasonable efforts to cause each other holder of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) purchased from the Issuer at any time after the Closing (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such Piggyback Registration or Demand Registration, if otherwise permitted).

         (d) Registration Expenses. All of the costs and expenses of each Registration hereunder will be borne by the Issuer, including the fees and expenses of the counsel and accountants for the Issuer (including the expenses of any "cold comfort" letters required by or incident to such performance), the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc. and all other costs and expenses of the Issuer incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of any preliminary prospectus and the prospectus included therein, and the costs and expenses incurred by the Issuer in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions; provided that the Issuer shall not bear costs and expenses of any

     RegSec Holders comprising underwriters' commissions, brokerage fees, transfer taxes, or the fees and expenses of any counsel (including counsel for the underwriters), accountants or other representatives retained by any RegSec Holder; and, provided further, that the Issuer shall not be required to purchase insurance in lieu of indemnification.

            (e)    Indemnification.

                   (i)  In the event of any such registration pursuant to this
                        Section 9.2, to the extent permitted by law, the Issuer will indemnify the RegSec Holders who participate in any such registration (the "Participating Holders"), each person, if any, who controls a Participating Holder within the meaning of the Act, each underwriter and each person, if any, who controls any such underwriter, within the meaning of the Act, against all losses, claims, damages, liabilities and expenses (under the Act, at common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses result from any untrue statement or omission or alleged untrue statement or alleged omission contained in information furnished in writing to the Issuer by the Participating Holders or such underwriter expressly for the use therein.

                   (ii) The Participating Holders will furnish to the Issuer in writing such information as shall be reasonably requested by the Issuer or its underwriters for use in any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Issuer, its directors, each officer signing such registration statement, each person, if any, who controls the Issuer within the meaning of the Act, and each person, if any, who controls any such underwriter, within the meaning of the Act, against all losses, claims, damages, liabilities and expenses resulting solely from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus and necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or alleged omission is contained or omitted in information so furnished in writing by the Participating Holders expressly for use therein.

         (f) Overall Limitations. Notwithstanding any of the foregoing provisions of this Section 9.2:

                   (i) The Issuer shall not be required to register any Common Stock under the Act if in the opinion of a counsel for the Issuer, which counsel is acceptable to the Participating Holders, such registration is not necessary in the circumstances. In rendering such opinion, such counsel may rely on a "no-action" letter from the Commission; and

                   (ii) In the case of any registration of Common Stock pursuant to this Section 9.2, the Issuer may delay the preparation and filing of any registration statement, amendment or supplement thereto during any period until the financial statements required for inclusion therein have been prepared in the ordinary course of business and, if deemed necessary or desirable by the Issuer, examined by independent public accountants.

     SECTION 9.3 Information Rights. All Series B Holders shall be furnished by the Issuer with (a) a quarterly management letter discussing the revenue and operations of the Issuer and summary quarterly financial information within 45 days after the end of each quarter; (b) an officer's certificate of compliance accompanying quarterly financial statements; (c) audited annual financial statements within 120 days of year end; (d) all management letters addressed to the Board of Directors from the Issuer's independent auditors; (e) an annual budget for the current fiscal year within 30 days of the prior year's end; (f) notification of defaults under material agreements; (g) notification of material litigation; (h) copies of all filings made with the Commission; and (i) any information that any Series B Holder may reasonably request. The information rights listed above terminate upon the initial public offering of the Issuer's securities.

     SECTION 9.4 Inspection Rights. The Series B Holders shall have the right, within reason and without disrupting the operations of the Issuer, to (a) visit the Issuer's facilities; (b) examine corporate and financial records; and (c) speak with key employees at the Issuer. The inspection rights listed above shall terminate upon the initial public offering of the Issuer's securities.

     SECTION 9.5 Restrictive Covenants. The Issuer may not, without the consent of holders of at least a majority of the outstanding Series B Preferred Stock (voting together as one class); (a) issue any class or series of equity security senior to the Series B Preferred Stock as to payment of dividends of senior to or on a parity with the Series B Preferred Stock as to payments on liquidation, etc. of the Issuer; (b) redeem or repurchase any outstanding stock; (c) enter into any agreement that would restrict the Issuer's right to perform under this Agreement; (d) merge or consolidate; (e) liquidate or dissolve; or (f) amend the Articles of Organization or by-laws in any manner which would impair or reduce the rights of the Series B Preferred Stock.

     Without the affirmative vote of at least 66 2/3% of the members of the Board of Directors of the Issuer, the Issuer may not, without the consent of holders of at least a majority of the outstanding Series B Preferred Stock (voting together as one class); (i) sell or lease more than 25% of the Issuer's assets, or (ii) enter into any other business other than businesses substantially similar or related to the existing business.

     SECTION 9.6 Key Man Insurance. Unless waived by the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a class, the Issuer shall maintain at least $1,000,000 in "key man" life insurance on the lives of Victor Colantonio and Michael A. Musen on terms and from carriers satisfactory to such holders.

     SECTION 9.7 Right of First Refusal. In the event that the Issuer exercises its rights of first refusal under Article V of its Articles of Organization, the Series B Holders shall have the right, within 30 days after such exercise, to purchase from the Issuer any shares of capital stock so acquired by the Issuer, at the same price. In the event that there is more than one Series B Holder, such right shall be pro rata in accordance with the percentage of Series B Preferred Stock held by each holder. If one or more of them do not fully exercise their rights hereunder, the remaining Series B Holders may divide the unexercised rights among them pro rata and exercise such rights, so long as they do so before the end of the 30-day period.

                                    ARTICLE X

                                 GENERAL MATTERS
                                 ---------------

     SECTION 10.1 Amendments and Supplements. This Agreement may be amended or supplemented in whole or in part at any time, but only by a written instrument executed in the same manner as this Agreement, and in addition, if executed after the Closing and such amendment or supplement relates to Article IX hereof, by the holders of a majority of the outstanding shares of Series B Preferred Stock.

     SECTION 10.2 Extensions and Waivers. At any time before the Closing, the parties hereto may (i) extend the time set for Closing in Section 2.1 hereof or for the performance of any other of the obligations or other acts of another party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf on such party.

     SECTION 10.3 Governing Law; Consent to Jurisdiction; Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine without regard to principles of conflicts of laws. Each of the parties hereby agrees to submit to the jurisdiction of the courts of the State of Maine, and the U.S. District Court for the District of Maine, in any action or proceeding arising out of or relating to this Agreement. Both parties were represented by counsel in the drafting of this Agreement, and waive, to the extent permitted by law, any presumption of interpreting ambiguities against the drafter.

     SECTION 10.4 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or by courier (including Federal Express and similar companies), mailed by registered or certified mail (return receipt requested) to the parties at the following addresses, or telecopied to the parties at the listed fax numbers and shall be deemed given on the date on which so delivered or telecopied, or on the third business day following the date on which so mailed:

              If to Issuer:

                      FiveCom, Inc.
                      391 Totten Pond Road
                      Suite 401
                      Waltham, Massachusetts 02154
                      Attn: Victor Colantonio
                      Fax: (617) 890-8404

              With a copy to:

                      Hale and Dorr
                      60 State Street
                      Boston, Massachusetts 02109
                      Attn: Alexander A. Bernhard, P.C.
                      Fax: (617) 367-5071

              If to Buyer:

                      MaineCom Services
                      41 Anthony Avenue
                      Augusta, Maine 04330
                      Attn: Mark E. Curtis, President
                      Fax: (207) 626-9633

              With a copy to:

                      Curtis Thaxter Stevens Broder & Micoleau Limited Liability Company, P.A.
                      One Canal Plaza
                      Portland, Maine  04112
                      Attn: Kimball L. Kenway, Esq.
                      Fax: (207) 775-0612

     Any party may from time to time change the address or fax numbers notices are to be sent to by giving notice as provided above.

     SECTION 10.5 Expenses.

         (a) Issuer shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated hereunder are consummated, including the fees and expenses of their counsel and accountants and any professional consultants retained by the Issuer in connection with this Agreement.

         (b) Except as provided in subsection (c) and Section 10.6 below, the Buyer shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated hereunder are consummated, including the fees and expenses of its counsel, Curtis Thaxter Stevens Broder & Micoleau Limited Liability Company, P.A. ("Curtis Thaxter") and professional consultants incurred in connection with this Agreement.

         (c) At Closing, the Issuer will pay out of proceeds or reimburse Buyer the reasonable fees and expenses of Curtis Thaxter, the portion of such fees and expenses to be paid by Issuer not to exceed $50,000.

     SECTION 10.6 Break-up Fee. In the event that the Closing does not occur as a direct or indirect result of any foreclosure on Issuer's indebtedness, sale or liquidation of Issuer's business, or sale or liquidation of any of Issuer's significant assets, or any similar event resulting from the termination of Issuer's business or the sale or transfer or all or substantially all of Issuer's assets, Issuer shall pay to Buyer, from the proceeds to it from such foreclosure, sale, liquidation or similar event, a break-up fee of Two Hundred Thousand Dollars ($200,000), in addition to any amounts due to Buyer as a lender, such break-up fee being intended to compensate Buyer for the time spent by its personnel and of its affiliates, for the opportunity costs of such time, and for its out-of-pocket expenses in connection with this transaction.

     SECTION 10.7 No Brokers. Except as discussed below, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by Issuer and Buyer without the intervention of any person in such a manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders fee, or other like payment and (a) Buyer agrees to indemnify and hold Issuer harmless and (b) Issuer agrees to indemnify and hold Buyer harmless, in either case from any loss, cost or expense (including without limitation, reasonable attorneys fees) incurred by the indemnified party arising from a claim for such a commission, fee or other payment as a result of acts by the indemnifying party which gave rise to such claim. Issuer has retained Oppenheimer to act as its investment banker and broker in this transaction. Any brokerage fee or commission payable by Issuer to Oppenheimer shall be paid by Issuer on or before Closing.

     SECTION 10.8 Benefit and Binding Effect. This Agreement shall be binding upon or inure to the benefit of the parties hereto and their respective successors and assigns permitted hereunder. If any provision of this Agreement is deemed to be in violation of law, such provision shall not be deemed to impair the validity of any other provision hereof.

     SECTION 10.9 Further Assurances. Issuer, Buyer and their respective officers and directors will take such further action and execute such further documents after the Closing as may be reasonably requested by any other party to this Agreement in order to carry out the purposes of this Agreement.

     SECTION 10.10 Section Headings. The Section and other headings contained in this Agreement are for convenience or reference only and shall not affect the meaning or interpretation of any part of this Agreement.

     SECTION 10.11 Assignability. This Agreement shall not be assignable by any party hereto, except by Buyer to an affiliate having the same beneficial ownership as Buyer, without the written consent of all parties hereto.

     SECTION 10.12 Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts, and all of said counterparts, taken together shall be deemed to constitute one and the same instrument.

     SECTION 10.13 Integration. The terms and provisions contained in this Agreement constitute the entire agreement between the Issuer and the Buyer and shall supersede all previous communications, representations or agreements, either oral or written, between Issuer and Buyer with respect to the subject matter of this Agreement including, without limitation, the October 18, 1995 Term Sheet.

     Executed under seal as of the date first above written.

WITNESS:                                             MAINECOM SERVICES




/s/ Kathleen Rahbany                                 By:/s/ Mark E. Curtis
--------------------                                   ------------------------
                                                       Mark E. Curtis, President

                                  FIVECOM, INC.


/s/ Kathleen Rahbany                                 By:/s/ Victor Colantonio
--------------------                                    ------------------------
                                                             Victor Colantonio,
                                                             President

                                  AMENDMENTS TO
                          STOCK SUBSCRIPTION AGREEMENT


     AMENDMENTS dated as of April 30, 1996 to the Stock Subscription Agreement dated as of November 22, 1995 (the "Stock Subscription Agreement"; capitalized terms used herein and not otherwise defined herein are used herein as defined in the Stock Subscription Agreement), by and between MaineCom Services, a Maine corporation with a principal place of business in Augusta, Maine ("Buyer"), and FiveCom, Inc., a Massachusetts corporation with a principal place of business in Waltham, Massachusetts ("Issuer"), as such Stock Subscription Agreement was modified by an Extension Agreement dated as of January 31, 1996.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The following shall be added at the end of Section 3.4 of the Stock Subscription Agreement:

         If the transactions described in the Reorganization Memorandum (as defined below) are consummated in substantial part, and the Lender/management is issued an equity interest of up to 5% in FiveCom LLC (as defined below) instead of stock or warrants in Issuer, then Issuer shall issue to Buyer, without increasing the total purchase price hereunder, that number of additional shares of Series B Preferred Stock or Common Stock (at Buyer's option), as shall maintain Buyer's fully diluted economic interest in FiveCom LLC at 75%, when such additional shares are added to the other shares of capital stock of Issuer acquired by Buyer pursuant hereto. For the purposes hereof, the "Reorganization Memorandum" is a memorandum dated March 5, 1996 from Issuer's Board of Directors to its shareholders, a copy of which is attached as Exhibit 3.4 hereto, describing a reorganization proposed by the Buyer, and "FiveCom LLC" is an entity corresponding to that labeled FiveCom LLC in the Reorganization Memorandum.

     2. The following is hereby added as Section 3.6 of the Stock Subscription
Agreement:

         SECTION 3.6 Protection from Dilution from Issuance of Shares to Management. The issuance of the Shares triggers the right in the employment contracts of Victor Colantonio and Michael Musen ("Management") to have additional shares of common stock issued to them. The number of Shares issued to Buyer hereunder shall represent 75% of the fully diluted equity of Issuer, after taking account of such issuances to Management. If the transactions described in the Reorganization Memorandum (as defined below) are consummated in substantial part, and Management is issued equity interests in FiveCom LLC instead of stock or warrants in Issuer, then Issuer shall issue to Buyer, without increasing the total purchase price hereunder, that number of additional shares of Series B Preferred Stock or Common Stock (at Buyer's option), as shall maintain Buyer's fully diluted economic interest in FiveCom LLC at 75%, when such additional shares are added to the other shares of capital stock of Issuer acquired by Buyer pursuant hereto.

     3. Section 6.8 of the Stock Subscription Agreement ("Loan Closing") is hereby deleted in its entirety (the section number being reserved to prevent the need to renumber).

     4. Section 6.20 of the Stock Subscription Agreement is hereby deleted in its entirety and the following is hereby substituted:

         SECTION 6.20 Northeast Utilities Equity Purchase and Oppenheimer Warrants. Issuer and its existing shareholders shall have taken such steps as are reasonably necessary so that (a) the acquisition by Northeast Utilities, or its affiliate ("NU") of up to 9.9% of the fully diluted post-Closing equity in either Issuer or FiveCom LLC and (b) the issuance of warrants to Oppenheimer in either Issuer or FiveCom LLC, shall not reduce below 75% Buyer's economic interest in each of Issuer, and if FiveCom LLC exists and has more than nominal assets, in FiveCom LLC. For example, if the reorganization described in the Reorganization Memorandum is fully implemented, Buyer will be entitled to 83.24% of the issued and outstanding capital stock of Issuer if the only source of dilution is issuance of FiveCom LLC equity to NU, and a higher percentage if equity is issued to any of Oppenheimer, the Lender (as referenced in Section 3.4), or Management (as referenced in Section 3.6) or any combination of the above.

     5. The following shall be added after the first sentence of Section 8.2 of the Stock Subscription Agreement:

     If the conditions contained in Sections 6.17 and 6.20 hereof are not satisfied as of the Closing, Sections 6.17 and 6.20 shall survive the Closing as covenants. Neither (a) the failure of Issuer to make true as of Closing any representation or warranty assuring the issuance to Buyer of 75% of the fully-diluted capital stock of Issuer, nor (b) the failure of Issuer to comply at or before Closing with any covenant or agreement to the same effect, shall affect in any way the survival of any such representation, warranty, covenant or agreement after Closing.

     6. The Schedules to the Stock Subscription Agreement are hereby supplemented by the Schedules attached hereto. To the extent that there is any inconsistency with the original Schedules, those attached hereto shall prevail.

     7. These Amendments shall be governed by and construed in accordance with the laws of the State of Maine without regard to principles of conflicts of laws.

     8. These Amendments shall be binding upon or inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Stock Subscription Agreement.

     9. These Amendments may be executed by one or more parties on any number of separate counterparts, and all of said counterparts, taken together shall be deemed to constitute one and the same instrument.ss

     10. Except as expressly amended hereby and by the Extension Agreement dated as of January 31, 1996, the Stock Subscription Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.


     Executed under seal as of the date first above written.


WITNESS:                                            MAINECOM SERVICES




/s/ Michael B. Persmer [sic]                        By:/s/ Mark E. Curtis
----------------------------                        ----------------------------
                                                       Mark E. Curtis, President

                                  FIVECOM, INC.



/s/ Michael E. Musen                                By:/s/ Victor S. Colantonio
                                                            Victor Colantonio,
                                                            President